UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2006
INTERACTIVE DATA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31555 (Commission File Number)	13-3668779 (I.R.S. Employer Identification No.)

22 Crosby Drive, Bedford, Massachusetts (Address of principal executive offices)	01730 (Zip Code)
Registrant’s telephone number, including area code: (781) 687-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective as of June 15, 2006, Andrew J. Hajducky III will be joining Interactive Data Corporation (the “Company”) as executive vice president, chief financial officer and treasurer. In these positions Mr. Hajducky will serve as the Company’s principal financial officer. As previously announced, Steven G. Crane, the Company’s current executive vice president, chief financial officer and treasurer will commence his tenure as president of the Company’s FT Interactive Data Corporation subsidiary effective June 15, 2006.
Mr. Hajducky is 52 years old. Prior to joining Interactive Data, from May 2005 to March 2006, Mr. Hajducky served as executive vice president, chief financial officer, treasurer and secretary for DirectoryM Inc., a venture capital-backed online directory technology company. From July 2001 to May 2003, he was executive vice president, chief financial officer and treasurer at Centre Path Network, Inc. (formerly Giant Loop Network, Inc.). From October 1995 to July 2001, Mr. Hajducky served as executive vice president, chief financial officer and treasurer of CMGI, Inc. While at CMGI, he also served on the board of directors for a number of CMGI’s private and public companies. Included as Exhibit 99.1 is a copy of the press release issued by the Company on June 13, 2006.
In connection with his appointment, the Company and Mr. Hajducky executed an offer letter which sets forth the material terms of Mr. Hajducky’s employment. Pursuant to the offer letter, which has an effective date of June 2, 2006, Mr. Hajducky will receive an annual salary of $350,000. Mr. Hajducky will also be eligible to participate in the Company’s 2006 Executive Bonus Plan with an on-target bonus potential of 66.66% of his annual salary and a maximum bonus potential of 100% of his salary. In the event the Company terminates Mr. Hajducky’s employment without cause, he will be entitled to receive a lump-sum severance benefit in an amount equal to one year’s base salary or $350,000. Effective as of June 15, 2005, Mr. Hajducky will receive an option to purchase 100,000 shares of Company common stock with an exercise price equal to the closing price of the Company’s common stock on the New York stock Exchange on June 15th and 10,000 restricted stock units. Each of these equity awards will be subject to the standard terms applicable to executive officers. A copy of the offer letter is included as Exhibit 99.2.
Item 9.01.  Financial Statements and Exhibits.
(c) Exhibits.

99.1	Press release dated June 13, 2006.
99.2	Offer letter between the Company and Andrew J. Hajducky III, effective as of June 2, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION
Date: June 13, 2006	By:	/s/ Stuart J. Clark
		Name:	Stuart J. Clark
		Title:	President and Chief Executive Officer